EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 9, 2004, which appears on page 13 of the 2004 Annual Report on Form 10-KSB of Wien Group, Inc.



/s/ Hays & Company LLP

New York, New York
June 8, 2005